                                                                      EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)


                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                          ------------------------
                                                          1997              1996
                                                          ----              ----
Primary earnings per share

      Net loss                                         $     (673)     $   (1,560)
      Deduct dividend requirements:
          Preferred stock                                      (7)             (7)
          Convertible preference stock                       (377)           (377)
                                                       ----------      ----------
      Net loss applicable to
          common stock                                 $   (1,057)     $   (1,944)
                                                       ==========      ==========

      Weighted average number of common
          shares outstanding (1)                        4,143,321       4,122,742
      Assuming exercise of options reduced by
          the number of shares which could have
          been purchased with the proceeds from
          exercise of such options(2)                           0               0
                                                       ----------      ----------

      Weighted average number of common
          shares outstanding as adjusted                4,143,321       4,122,742
                                                       ==========      ==========

      Primary loss per common share                    $    (0.26)     $    (0.47)
                                                       ==========      ==========




(1)      See Note 3 of Notes to Consolidated Financial Statements.

(2) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.

                                                                      EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                     ---------------------------
                                                       1997              1996
                                                     ----------        ---------
Fully diluted earnings per share (2)
------------------------------------

      Net loss                                       $     (673)       $  (1,560)
      Deduct dividend requirements of
          preferred stock                                    (7)              (7)
                                                     ----------        ---------
      Net loss applicable to
          common stock                                     (680)          (1,567)
                                                     ==========        =========

      Weighted average number of common
          shares outstanding (1)                      4,143,321         4,122,742
      Assuming exercise of options reduced by
          the number of shares which could have
          been purchased with the proceeds from
          exercise of such options (3)                        0                 0
      Assuming conversion of convertible
          preference stock                              713,955           731,955
                                                     ----------        ----------

      Weighted average number of common
          shares outstanding as adjusted              4,857,276         4,854,697
                                                     ==========        ==========


      Fully diluted loss per common share            $    (0.14)       $    (0.32)
                                                     ==========        ==========



(1)      See Note 3 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.